SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT
THIS SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Agreement”), dated as of April 17, 2025 (the “Effective Date”), is entered into by and between Lineage, Inc. (the “REIT”), Lineage Logistics Services, LLC (the “Employer”, and together with the REIT, the “Company”), Lineage Logistics Holdings, LLC (“LLH”) and W. Gregory Lehmkuhl (“Executive”). This Agreement amends and restates in its entirety that certain Amended and Restated Employment Agreement, dated and effective as of July 26, 2024 (the “Original Effective Date”), by and between the Company, LLH and Executive (the “Prior Employment Agreement”).
WHEREAS, Executive currently serves as President and Chief Executive Officer of the REIT and the Employer pursuant to the Prior Employment Agreement; and
WHEREAS, effective as of the Effective Date, the Company and Executive mutually desire to continue Executive’s employment as President and Chief Executive Officer of the Company on the terms and conditions set forth in this Agreement and to amend and restate in its entirety the Prior Employment Agreement.
NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.Reserved.
2.Term. Subject to the provisions for earlier termination hereinafter provided, Executive’s employment with the Company under this Agreement shall be for a term (the “Term”) commencing on the Effective Date and ending on the day prior to the fifth (5th) anniversary of the Original Effective Date (the “Initial Termination Date”). If not previously terminated, the Term of this Agreement shall be automatically extended for one (1) additional year on each of (a) the Initial Termination Date and (ii) on each anniversary thereof; provided, however, that either party hereto may elect not to extend the Term by giving written notice to the other party at least ninety (90) days prior to end of the then-current Term. Notwithstanding the foregoing, Executive’s employment hereunder may be earlier terminated in accordance with Section 6; provided, however, that the provisions of Section 8 and Section 10 below shall survive the expiration or termination of the Term in accordance with their terms. The period of time between the Effective Date and the termination of Executive’s employment hereunder shall be referred to herein as the “Term”.
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3.Position and Duties. During the Term, Executive shall serve as President and Chief Executive Officer of the REIT and the Employer, and shall serve in such other or additional positions as the Company may determine from time to time. Executive shall report to the Board of Directors of the REIT (the “Board”), and shall perform such duties as are usual and customary for Executive’s position including, without limitation, maintaining ultimate executive responsibility for all operations of the Company. In addition, for any period of time that the REIT is a publicly-listed company during the Term, provided that Executive is then-serving as the Chief Executive Officer of the REIT, at any meeting of stockholders of the REIT during which any such election is held and Executive’s term as director will expire if he is not reelected, the REIT shall cause Executive to be nominated to serve as a member of the Board, provided, however, that the REIT shall not be obligated to cause such nomination if any of the events constituting Cause (as defined below) have occurred or if such nomination would result in a breach of any fiduciary duty by the Board or any member thereof at such time. Executive shall devote Executive’s best efforts and full business time and attention to the business and affairs of the Company, its subsidiaries and its affiliates, as directed by the Board, on a basis consistent with the level of services that are usual and customary for Executive’s position, and Executive shall not engage in any other employment, occupation, consulting or other business activity during the Term. Executive may engage in charitable, civic and industry-related activities provided that such activities are not competitive with the Company and its subsidiaries and do not interfere with Executive’s duties hereunder. Executive agrees to observe and comply with the written rules and written policies of the Company, as in effect from time to time, including, and without limitation, any written rules and written policies relating to Executive’s obligations to the Company and its members (or stockholders) upon a termination of employment.
4.Principal Location. During the Term, Executive shall perform the services required by this Agreement principally at the Company’s Novi, Michigan office except for reasonable travel obligations to other locations as may be necessary or appropriate to fulfill Executive’s duties and responsibilities hereunder.
5.Compensation and Benefits; Expenses; Perquisites.
(a)Base Salary. During the Term, Executive shall receive a base salary (the “Base Salary”) of $1,200,000 per year. The Base Salary shall be reviewed annually by the Compensation Committee of the Board (the “Compensation Committee”) and may be increased (but not reduced) from time to time by the Compensation Committee in its sole discretion. Any such increase (if any) shall thereafter be Executive’s “Base Salary” for all purposes of this Agreement. The Base Salary shall be paid in accordance with the Company’s customary payroll practices, as in effect from time to time, but no less often than monthly.
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(b)Annual Bonus. For each fiscal year of the Company ending during the Term, commencing with fiscal year 2025, Executive shall be eligible to earn an annual performance bonus (the “Annual Bonus”), in the form of cash, equity-based awards, or a combination thereof, based on the attainment of Company, individual and/or other performance objectives as determined by the Board or a committee or subcommittee thereof in its sole discretion after consultation with Executive. The aggregate dollar-denominated value of Executive’s target Annual Bonus shall equal one hundred and seventy-five percent (175%) of Executive’s Base Salary (the “Target Bonus”), and the aggregate dollar-denominated value of Executive’s maximum Annual Bonus shall equal three hundred and fifty percent (350%) of Executive’s Base Salary (the “Maximum Bonus”); provided, that the Target Bonus and/or Maximum Bonus shall be reviewed annually by the Compensation Committee and may be increased (but not reduced) from time to time by the Compensation Committee in its sole discretion and any such increase (if any) shall thereafter be Executive’s “Target Bonus” or “Maximum Bonus”, as applicable, for all purposes of this Agreement. The actual amount of any Annual Bonus (or portion thereof) payable to Executive (if any) shall be determined by reference to the attainment of the applicable performance objectives, as determined by the Board or a committee or subcommittee thereof in its sole discretion, and may be less than, or greater than (up to the aforementioned Maximum Bonus), the Target Bonus (and may equal zero). Any Annual Bonus (or portion thereof) that is payable in cash shall be paid to Executive on the date on which annual cash bonuses are paid generally by the Company to its senior executives with respect to the year in which the Annual Bonus was earned, subject to and conditioned upon Executive’s continued employment with the Company through the applicable payment date (except as otherwise provided in Section 7 below). Any Annual Bonus (or portion thereof) granted to Executive in the form of an equity-based award (an “Annual Equity Bonus”) shall be governed by the terms and conditions of the applicable incentive equity plan and award agreement(s).
(c)Equity-Based Awards. During the Term, Executive shall be eligible to receive annual equity-based awards (in addition to, and distinct from, any Annual Equity Bonus) under the Company’s long-term incentive plan based on the Company’s established market-based compensation review and reward process, subject to vesting and other conditions determined by the Board or a committee or subcommittee thereof, in its sole discretion. The form, amount and terms of any such equity awards, if any, shall be determined by the Board or a committee or subcommittee thereof in its sole discretion in accordance with the terms and conditions of plans as in effect from time to time.
(d)Benefits. During the Term, Executive will be eligible to participate in the health, welfare and retirement benefit plans, policies and programs (including, as applicable, medical, dental, disability, life and accidental death insurance plans and programs) maintained by the Company for the benefit of its senior executive officers as may be in effect from time to time. Nothing contained in this Section 5(d) shall create or be deemed to create any obligation on the part of the Company to adopt or maintain any health, welfare, retirement, fringe or other benefit plan(s) or program(s) at any time.
(e)Vacation. During the Term, Executive shall be entitled to accrue and use seven (7) weeks of paid vacation per calendar year (pro-rated for any partial year of service) (the “Accrual Limit”), provided, however, that Executive shall not accrue any vacation time in excess of the Accrual Limit and shall cease accruing vacation time if Executive’s accrued vacation reaches the Accrual Limit until such time as Executive’s accrued vacation drops below the Accrual Limit.
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(f)Expenses. During the Term, Executive shall be entitled to receive prompt reimbursement for all reasonable and necessary business expenses incurred by Executive in the performance of Executive’s services hereunder in accordance with the policies, practices and procedures generally applicable to senior executives of the Company, as in effect from time to time.
6.Termination of Employment.
(a)Death or Disability. Executive’s employment shall terminate automatically upon Executive’s death during the Term. Either the Company or Executive may terminate Executive’s employment in the event of Executive’s Disability during the Term, and Executive may terminate Executive’s employment in the event of a Family Disability during the Term. For purposes of this Agreement:
(i)“Disability” shall mean that Executive is first entitled to receive cash benefits under the Company’s long-term disability benefit plan in which Executive is a participant.
(ii)“Family Disability” shall mean a life-threatening illness or condition of Executive’s immediate family member as certified by a board certified physician; provided, that, (i) Executive has provided the Company with at least sixty (60) day’s advance written notice (which the Board may shorten in its good faith discretion) of Executive’s intent to terminate his employment due to Family Disability and (ii) the Board determines that Executive and the Company have adequately planned the transition of Executive’s duties and responsibilities, with all parties acting in good faith.
(b)Cause. Executive’s employment may be terminated at any time by the Company for Cause or, upon forty-five (45) days’ advance written notice, without Cause, in each case, in accordance with the terms of this Agreement. For purposes of this Agreement, “Cause” shall mean the occurrence of one or more of the following:
(i) the commission by Executive of any act of fraud, material dishonesty or embezzlement against the Company or any of its affiliates or otherwise in connection with the performance of Executive’s services under this Agreement;
(ii)Executive’s indictment or conviction of, or pleading guilty or no contest to, (A) a felony or (B) any crime involving moral turpitude that is or would reasonably be expected to be become materially injurious to the reputation or financial interests of the Company or its affiliates;
(iii)Executive’s willful performance of acts of misconduct which are or would reasonably be expected to become materially injurious to the reputation or financial interests of the Company or its affiliates, including without limitation, unlawful discrimination against or sexual or racial harassment of employees or other service providers of the Company, its affiliates or any of their respective customers or clients, or of any other persons engaged in business with the Company or any of its affiliates;
(iv)Executive’s material breach of this Agreement, any other written material agreement between Executive and the Company or its affiliates, or any applicable Company written policy, including, without limitation, written policies addressing confidentiality, non-solicitation or non-competition;
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(v)Executive’s willful failure to substantially perform or gross neglect of Executive’s duties hereunder (including, but not limited to, Executive’s failure to follow lawful instructions of the Board that is also within the scope Executive’s duties and responsibilities after having received prior written notice of such failure); or
(vi)Executive’s use of illicit drugs or use of alcohol in the workplace or otherwise repeatedly in a manner that has a material detrimental effect on Executive’s performance, Executive’s duties to the Company, or the reputation of the Company or its affiliates.
Notwithstanding the foregoing, Executive’s acts or failures to act will not be considered “willful” unless Executive acts, or fails to act, in bad faith or without a good faith belief that the action or failure to act was in the best interests of Company. Executive’s actions, or failures to act, based upon express authority given pursuant to direction or a resolution duly adopted by the Board, or upon the advice of counsel for the Company or the Board, will be conclusively presumed to be in good faith and in the best interests of the Company. Any determination of Cause by the Company will be made by a resolution approved by a majority of the members of the Board (excluding Executive), provided that no such determination of Cause as a result of any event in clause (iv) or (v) above may be made until Executive has been given written notice detailing the specific Cause event and a period of thirty (30) days following receipt of such notice to cure such event (if susceptible to cure) to the satisfaction of the Board, or, if such event is not so cured, an opportunity on at least five (5) days’ advance written notice to appear (with legal counsel) before the full Board to discuss the specific circumstances alleged to constitute a Cause event.
(c)Good Reason. Executive may terminate Executive’s employment at any time for Good Reason or without Good Reason, in each case, in accordance with the terms of this Agreement. For purposes of this Agreement, “Good Reason” shall mean the occurrence, without Executive’s prior written consent, of any one or more of the following events:
(i)A material reduction in Executive’s Base Salary or Target Bonus opportunity;
(ii)During the eighteen (18) month period following a Change in Control, a material reduction in Executive’s most recent aggregate target annual equity award value prior to the Change in Control;
(iii)A relocation of Executive’s primary work location by more than twenty-five (25) miles from its then current location;
(iv)Material diminution in Executive’s duties, reporting relationship, authorities, title or responsibilities (other than temporarily while physically or mentally incapacitated or as required by applicable law), including failing to be the Chief Executive Officer of the parent company of the surviving entity following a Change in Control; or
(v)A material breach of this Agreement by the Company or its affiliates, or a material breach by the Company or its affiliates of any other written material agreement between Executive and the Company or its affiliates.
Notwithstanding the foregoing, Executive’s termination shall not constitute a termination for “Good Reason” as a result of any event in (i), (ii), (iii), (iv) or (v) above unless (A) Executive first provides the Company with written notice thereof within sixty (60) days after the later of the
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first occurrence of such event or when Executive is first aware of the occurrence of such event, (B) to the extent curable, the Company fails to cure the circumstance or event so identified within thirty (30) days after receipt of such notice, and (C) the effective date of Executive’s termination for Good Reason occurs no later than thirty (30) days after the expiration of the Company’s cure period.
(d)Expiration; Nonrenewal. Notwithstanding anything contained herein, in no event shall the expiration of the Term (as may subsequently be extended or renewed) or the Company’s election not to renew or extend the Term or Executive’s employment with the Company constitute a termination of Executive’s employment by the Company without Cause.
(e)Retirement. Executive may terminate Executive’s employment due to Executive’s Retirement (as defined below), in accordance with the terms of this Agreement. For purposes of this Agreement, “Retirement” means Executive’s voluntary retirement as an employee of the Company on or after the date on which Executive has (a) attained at least fifty-five (55) years of age and (b) completed at least ten (10) years of service with the Company; provided that Executive has provided the Company with at least six (6) months’ advance written notice of Executive’s retirement and the Board determines that Executive and the Company have adequately planned the transition of Executive’s duties and responsibilities, with all parties acting in good faith. For avoidance of doubt, if Executive incurs a termination of employment for any reason during such notice period, such termination shall not be deemed to have occurred by reason of Executive’s Retirement for purposes of this Agreement, provided that Executive shall be treated as having terminated due to Executive’s Retirement if Executive initiates the process to terminate for Retirement during the Term in accordance herewith and Executive incurs a termination of employment prior to such Retirement due to Company’s election not to renew or extend the Term pursuant to Section 2 above.
7.Obligations of the Company upon Termination.
(a)General. In the event that Executive’s employment under this Agreement terminates during the Term for any reason, upon such termination, the Company shall pay to Executive (or Executive’s estate) in a single lump sum payment, within thirty (30) days after the Date of Termination, or such earlier date as may be required by applicable law, the aggregate amount of (i) any earned but unpaid Base Salary, (ii) any accrued, but unused vacation owed to Executive in accordance with Section 5(e) above and (iii) any unreimbursed business expenses incurred prior to the Date of Termination that are reimbursable in accordance with Section 5(f) above (together, the “Accrued Obligations”). Vested benefits (if any) under any employee benefit plans shall be governed by the terms and conditions of the applicable plans. In addition, upon a termination of Executive’s employment during the Term for any reason, any then-outstanding equity-based awards in the REIT, Lineage OP, LP or any of their respective subsidiaries or affiliates held by Executive as of such Date of Termination shall be governed by the terms and conditions of the applicable plan and award agreement(s).
(b)Termination by the Company Without Cause or Resignation by Executive For Good Reason. If, during the Term, the Company terminates Executive’s employment without Cause or Executive resigns for Good Reason, then, in either case, upon Executive’s “separation from service” from the Company (within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)) (a “Separation from Service” and the date of any such Separation from Service, the “Date of Termination”), subject to and conditioned upon Executive’s timely execution and non-revocation of a general release of claims substantially in the form attached hereto as Exhibit A (the “Release”) and Executive’s continued compliance with the provisions of Section 8 below (the “Restrictions”), then Executive shall be entitled to receive the payments and benefits set forth below:
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(i)The Company shall pay to Executive an amount in cash equal to the sum of (a) twenty-four (24) months (or in the case of a Change in Control Termination, thirty-six (36) months), of Executive’s Base Salary plus (b) two (2) times (or in the case of a Change in Control Termination, three (3) times) the aggregate dollar-denominated value of Executive’s Target Bonus (collectively, the “Cash Severance”). The Company shall pay the Cash Severance in substantially equal installments in accordance with the Company’s customary payroll practices during the period commencing on the Date of Termination and ending on the twenty-four (24)-month anniversary (or in the case of a Change in Control Termination, thirty-six (36)-month anniversary) thereof (the “Severance Period”); provided, that if the aggregate period during which Executive is entitled to consider and/or revoke the Release spans two (2) calendar years, no payments under this Section 7(b)(i) shall be made prior to the beginning of the second (2nd) such calendar year. For purposes of this Agreement, a “Change in Control Termination”, means a termination of Executive’s employment by the Company without Cause or by Executive for Good Reason, in either case, on or within eighteen (18) months following a Change in Control (as defined in the Company’s Amended and Restated 2024 Incentive Award Plan, as may be amended from time to time, or any successor plan thereto).
(ii)The Company shall pay to Executive in cash (I) the aggregate value of any Annual Bonus (whether payable in the form of cash, equity-based awards or a combination thereof) that was earned for any prior completed calendar year, to the extent such bonus (if any) remains unpaid as of the Date of Termination (which, in the case of any portion of such Annual Bonus issued in whole or in part in the form of performance-vesting equity-based awards, shall be equal to the cash value of any such award that was “earned” as of the end of the applicable performance period in accordance with the applicable award agreement and would have vested, been paid and settled but for the termination of Executive’s employment (determined based on the closing price of the Company’s common stock on the Date of Termination (or, if the Date of Termination is not a trading day, the last trading day immediately prior to the Date of Termination))) and (II) if an Annual Bonus would, absent Executive’s termination, become payable to Executive in accordance with Section 5(b) above with respect to the year in which the Date of Termination occurs as a result of the achievement of the applicable performance objectives for such year, a pro-rated portion of the aggregate value of such Annual Bonus (the “Pro-Rated Annual Bonus”) determined by multiplying (a) the aggregate value of the actual Annual Bonus that would have been paid to or earned by Executive for such year had Executive’s employment not terminated (if any) (which, in the case of any portion of such Annual Bonus issued in whole or in part in the form of performance-vesting equity-based awards, shall be equal to the cash value of such award that was “earned” as of the end of the applicable performance period in accordance with the applicable award agreement and would have vested, been paid and settled but for the termination of Executive’s employment, determined based on the closing price of the Company’s common stock on the last day of the applicable performance period (or, if the last day of the applicable performance period is not a trading day, the last trading day immediately prior to the last day of the applicable performance period)), by (b) a fraction, the numerator of which is the number of days elapsed in such year through the Date of Termination and the denominator of which is 365. The Company shall make such cash payment(s) with respect to the unpaid Annual Bonus for the prior completed year (if any) and Pro-Rated Annual Bonus (if any) to Executive on the date on which annual cash bonuses are paid generally by the Company to its senior executives with respect to the year in which the Date of Termination occurs, but in no event later than March 15th of the year following the year in which the Date of Termination occurs.
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(iii)Subject to Executive’s valid election to continue healthcare coverage under Section 4980B of the Code, during the period commencing on the Date of Termination and ending on the twenty-four (24)-month anniversary (or in the case of a Change in Control Termination, the thirty-six (36)-month anniversary) of the Date of Termination or, if earlier, the date on which Executive becomes eligible for coverage under a subsequent employer’s group health plan (in any case, the “COBRA Period”), the Company shall pay to Executive an amount equal to the cost of coverage under the Company’s group health plan (if any) at the same levels and costs in effect on the Date of Termination (the “COBRA Payment”) for Executive’s use toward securing continued health insurance (whether through COBRA or otherwise). The COBRA Payment shall be paid to Executive in substantially equal monthly installments over the COBRA Period and, for the avoidance of doubt, the COBRA Payment shall continue during the COBRA Period if the continuation healthcare coverage under Section 4980B of the Code expires under its terms.
(c)Termination due to Executive’s Death, Disability, Family Disability or Retirement. If, during the Term, Executive’s employment terminates due to his death, Disability, Family Disability or Retirement, then, in either case, upon Executive’s Separation from Service, subject to and conditioned upon Executive’s or Executive’s estate’s, as applicable, timely execution and non-revocation of the Release, Executive (or Executive’s estate) shall be entitled to receive the payments set forth in Section 7(b)(ii) above on the terms and conditions provided therein.
(d)Other Terminations. If Executive’s employment is terminated for any reason not described in Sections 7(b) or (c) above (including, without limitation, due to a termination by the Company for Cause, a resignation by Executive without Good Reason, or following the expiration of the Term), the Company will pay Executive only the Accrued Obligations within thirty (30) days after the Date of Termination (or such earlier date as may be required under applicable law). Vested benefits (if any) under any employee benefit plans shall be governed by the terms and conditions of the applicable plans.
(e)Mitigation; Offset. Executive will have no duty to mitigate the amount of any compensation and benefits received by Executive under the Agreement and, except as otherwise set forth in this Section 7(e), the amount of any compensation or benefits provided for pursuant to this Agreement shall not be reduced by any compensation earned as a result of Executive’s other employment or otherwise.
(f)Termination of Offices and Directorships; Full Settlement. Upon a termination of Executive’s employment for any reason, unless otherwise specified in a written agreement between Executive and the Company, Executive shall be deemed to have resigned from all offices, directorships and other employment positions then held with the REIT, Lineage OP, LP, the Employer or any of their respective subsidiaries or affiliates (the “Lineage Group”) and shall take all actions reasonably requested by the Company to effectuate the foregoing. Except as expressly provided in this Agreement, the Company shall have no further obligations, and Executive shall have no further rights or entitlements, in connection with or following Executive’s termination of employment.
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(g)Return of Property. Upon termination of Executive’s employment for any reason, Executive shall return to the Company (i) all keys, files, records (and copies thereof), equipment (including, but not limited to, computer hardware, software and printers, wireless handheld devices, cellular phones and pagers), access or credit cards, Company identification, and any other Company-owned property in Executive’s possession or control, and (ii) all documents and copies, including hard and electronic copies, of documents in Executive’s possession relating to any Confidential Information (as defined below) including without limitation, internal and external business forms, manuals, correspondence, notes and computer programs, and Executive shall not make or retain any copy or extract of any of the foregoing.
8.Confidential Information; Non-Competition; Non-Solicitation. To protect the trade secrets and Confidential Information of the Lineage Group and their customers and clients that have been and will be entrusted to Executive, the business goodwill of the Lineage Group that will be developed in and through Executive and the business opportunities that will be disclosed or entrusted to Executive by the Lineage Group, and as an additional incentive for the Company to enter into this Agreement, Executive agrees as follows:
(a)Nondisclosure of Confidential Information. Executive acknowledges that it is the policy of the Lineage Group to maintain as secret and confidential (i) all valuable and unique information, (ii) other information heretofore or hereafter acquired by the Lineage Group and deemed by it to be confidential, and (iii) information developed or used by the Lineage Group relating to the business, operations, employees and/or customers of the Lineage Group including, but not limited to, any employee information (all such information described in clauses (i), (ii) and (iii) above, other than information which is (x) known to the public or becomes known to the public through no fault of Executive or (y) received by Executive on a non-confidential basis from a person that is not bound by an obligation of confidentiality to the Lineage Group, is hereinafter referred to as “Confidential Information”). The parties recognize that the services to be performed by Executive pursuant to this Agreement are special and unique and that by reason of Executive’s employment by the Company, Executive has acquired and will acquire Confidential Information. Executive recognizes that all such Confidential Information is the property of the Lineage Group. Accordingly, Executive shall not, at any time during or after the Term, except in the proper performance of Executive’s duties under this Agreement, directly or indirectly, without the prior written consent of the Company, disclose to any Person (as defined below) other than the Lineage Group, whether or not such Person is a competitor of the Lineage Group, and shall use Executive’s best efforts to prevent the publication or disclosure of any Confidential Information obtained by, or which has come to the knowledge of, Executive prior or subsequent to the Original Effective Date hereof. Notwithstanding the foregoing, nothing contained herein shall prohibit Executive from reporting possible violations of law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, Congress, and any Inspector General, or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation. Further, Executive acknowledges receipt of the following notice of immunity rights under the Defend Trade Secrets Act, which states: “(1) an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (2) an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose a trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal, and (B) does not disclose a trade secret, except pursuant to court order.” For purposes of this Agreement, “Person” shall mean any individual, corporation, limited liability company, partnership, firm or other business of whatever nature.
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(b)Non-Competition. During the Term and during the period beginning on the Date of Termination and ending on the two (2)-year anniversary thereof (together with the Term, the “Restricted Period”), Executive shall not, directly or indirectly, for Executive’s own benefit or the benefit of any other Person, anywhere in the Geographic Area (as defined below) (except with the prior written consent of the Company): (A) engage in, conduct, or operate, or prepare to engage in, conduct, or operate a Competing Business (as defined below), or any portion thereof, or (B) whether as a shareholder, bondholder, lender, officer, director, employee, consultant or otherwise, perform services for, invest in, aid or abet or give information or financial assistance to any Person engaged in a Competing Business, or any portion thereof; provided, however, that this Section 8(b) shall not be deemed to prohibit Executive from owning as an investment, directly or indirectly, up to two percent (2%) of the securities of any publicly-traded company, or any portion thereof. For purposes of this Agreement, “Competing Business” shall mean the business of temperature-controlled logistics and warehousing and related material services that competes or could compete with such business or related material service of the Lineage Group conducted as of, or at any time within the three (3) years prior to, the Date of Termination or which the Lineage Group has firm plans to conduct as of the Date of Termination; and “Geographic Area” shall mean any city, state, region, and country in which the Lineage Group operates during the Term or has firm plans to operate as of the Date of Termination.
(c)Non-Solicitation of Customers and Suppliers. During the Restricted Period, Executive shall not, directly or indirectly, solicit or influence or attempt to solicit or influence any customers or suppliers of the Lineage Group to terminate or limit their relationship as customers or suppliers of the Company or any of its affiliates, or to divert their purchases, sales, supplies or other activities to any other Person.
(d)Non-Solicitation of Employees. During the Restricted Period, Executive shall not, directly or indirectly (i) solicit for employment or hire by any Person any employee of the Lineage Group or (ii) solicit, canvass, induce or encourage any employee or consultant of the Lineage Group to leave the employment or consulting of, or cease providing services to, the Lineage Group; provided, however, that the foregoing clauses (i) and (ii) shall not apply to a general advertisement or solicitation (or any hiring pursuant to such advertisement or solicitation) that is not specifically targeted to such employees or consultants.
(e)Continuing Operation; Survival. If the covenants set forth in Section 8 are determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great of a period of time or over too great a geographic area, or by reason of its being too extensive in any other respect, such covenant shall be interpreted to provide for the longest period of time, over the greatest Geographic Area and/or the broadest scope of activities and to otherwise have the broadest application, as shall be enforceable by applicable law. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, which shall continue in full force and effect. Without limiting the foregoing, the covenants contained herein shall be construed as separate covenants, covering their respective subject matters, with respect to each of the separate cities, counties and states of the United States, and each other country, and political subdivision thereof, in which the Lineage Group conducts business, none of the termination of Executive’s employment, the Term or this Agreement, in any case, will have any effect on the continuing operation of this Section 8, and this Section 8 shall continue to apply in accordance with its terms during and after Executive’s employment with the Company, whether or not any other provisions of this Agreement remain in effect at such time.
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(f)Remedies. Executive acknowledges and understands that Section 8 and the other provisions of this Agreement are of a special and unique nature, the breach of which cannot be adequately compensated for in damages by an action at law, and that any breach or threatened breach of such provisions would cause the Company irreparable harm. In the event of a breach or threatened breach by Executive of the provisions of this Agreement, the Restricted Period shall be tolled, one day for each day that Executive is in breach of such provisions, so as to give the Company the bargained-for benefit of this Agreement, and the Company shall be entitled to an injunction restraining him from such breach without the need to post bond therefor. Nothing contained in this Section 8 shall be construed as prohibiting the Company from pursuing, or limiting the Company’s ability to pursue, any other remedies available for any breach or threatened breach of this Agreement by Executive. The provisions of Section 9 below relating to arbitration of disputes shall not be applicable to the Company to the extent it seeks an injunction or other equitable relief in any court to restrain Executive from violating Section 8 hereof.
9.Arbitration.
(a)Any controversy or dispute that establishes a legal or equitable cause of action (“Arbitration Claim”), between any two or more Persons Subject to Arbitration (as defined below), including without limitation, any controversy or dispute, whether based on contract, common law, or federal, state or local statute or regulation, arising out of, or relating to Executive’s employment or the termination thereof, shall be submitted to final and binding arbitration as the sole and exclusive remedy for such controversy or dispute. Notwithstanding the foregoing, this Agreement shall not require any Person Subject to Arbitration to arbitrate pursuant to this Agreement any claims: (i) under a Company benefit plan subject to the Employee Retirement Income Security Act, as amended; (ii) for unemployment or workers’ compensation benefits; (iii) of sexual harassment or sexual assault arising under federal, state, local, or tribal law, unless Executive elects to arbitrate such disputes; (iv) brought before the Equal Employment Opportunity Commission or similar state or local agency, if Executive is required to exhaust Executive’s administrative remedies; provided, that any appeal from an award or denial of an award by any such agency or any further action upon receipt of a right-to-sue letter shall be arbitrated pursuant to the terms of this Agreement; (v) as to which applicable law not preempted by the Federal Arbitration Act prohibits resolution by binding arbitration hereof; or (vi) brought by the Company pursuant to Section 8 hereof. Either party hereto may seek provisional non-monetary remedies in a court of competent jurisdiction to the extent that such remedies are not available or not available in a timely fashion through arbitration. It is the parties’ intent that issues of arbitrability of any dispute shall be decided by the arbitrator.
(b)“Persons Subject to Arbitration” means, individually and collectively, (i) Executive, (ii) any person in privity with or claiming through, on behalf of or in the right of Executive, (iii) the Company, (iv) any past, present or future affiliate, employee, officer, director or agent of the Company, and/or (v) any person or entity alleged to be acting in concert with or to be jointly liable with any of the foregoing.
(c)The arbitration shall take place before a single neutral arbitrator at the JAMS office in Detroit, Michigan, pursuant to JAMS’s Employment Arbitration Rules & Procedures, available at https://www.jamsadr.com/rules-employment-arbitration/English. Such arbitrator shall be provided through JAMS by mutual agreement of the parties to the arbitration; provided that, absent such agreement, the arbitrator shall be selected in accordance with the rules of JAMS then in effect. The arbitrator shall permit reasonable discovery. The arbitration shall be conducted in accordance with the JAMS rules applicable to employment disputes in effect at the time of the arbitration. The award or decision of the arbitrator shall be rendered in writing; shall be final and binding on the parties; and may be enforced by judgment or order of a court of competent jurisdiction.
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(d)In the event of arbitration relating to this Agreement, the non-prevailing party shall reimburse the prevailing party for all costs incurred by the prevailing party in connection with such arbitration (including, without limitation, reasonable legal fees in connection with such arbitration, including any litigation or appeal therefrom).
(e)WAIVER OF TRIAL BY JURY OR COURT. EXECUTIVE AND THE COMPANY UNDERSTAND THAT BY AGREEING TO ARBITRATE ANY ARBITRATION CLAIM, THEY WILL NOT HAVE THE RIGHT TO HAVE ANY ARBITRATION CLAIM DECIDED BY A JURY OR A COURT, BUT SHALL INSTEAD HAVE ANY ARBITRATION CLAIM DECIDED THROUGH ARBITRATION.
(f)WAIVER OF OTHER RIGHTS. EXECUTIVE AND THE COMPANY WAIVE ANY CONSTITUTIONAL OR OTHER RIGHT TO BRING CLAIMS COVERED BY THIS AGREEMENT OTHER THAN IN THEIR INDIVIDUAL CAPACITIES. EXCEPT AS MAY BE PROHIBITED BY LAW, THIS WAIVER INCLUDES THE ABILITY TO ASSERT CLAIMS AS A PLAINTIFF OR CLASS MEMBER IN ANY PURPORTED CLASS OR REPRESENTATIVE PROCEEDING.
(g)Severability; Conformance to Applicable Law. This Section 9 shall be interpreted to conform to any applicable law concerning the terms and enforcement of agreements to arbitrate employment disputes. To the extent any terms or conditions of this Section 9 would preclude its enforcement, such terms shall be severed or interpreted in a manner to allow for the enforcement of this Section 9. To the extent applicable law imposes additional requirements to allow enforcement of this Section 9, this Agreement shall be interpreted to include such terms or conditions.
10.Indemnification; Directors’ and Officers’ Insurance. During Executive’s employment with the Company (or any affiliate) during the Term and thereafter, Executive shall be entitled to indemnification by the Company to the fullest extent permitted by applicable law and the Company’s bylaws, articles of incorporation or other applicable charter or governance documents (and to the same extent as applicable to officers and directors of the Company) and under the bylaws, articles of incorporation, limited liability company agreement(s) or other applicable charter or governance documents of any subsidiary of the Company (and to the same extent as applicable to officers and directors of members of any such subsidiary). In addition, during Executive’s employment with the Company (or any affiliate) during the Term and thereafter, the Company shall provide Executive with coverage under the directors’ and officers’ liability insurance policy maintained by the Company for the benefit of the members of the Board and the Company’s officers, to the same extent as such coverage is provided to members of the Board and senior executive officers of the Company generally, provided, that the foregoing shall not obligate the Company to acquire or maintain any particular insurance policy at any time.
11.Section 280G Best Pay Cap.
(a)Notwithstanding any other provision of this Agreement, in the event that any payment or benefit received or to be received by Executive (including any payment or benefit received in connection with a termination of Executive’s employment, whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement) (all such payments and benefits, including the payments and benefits under Section 7 of this Agreement, the “Total Payments”) would be subject (in whole or part) to the excise tax imposed under Section 4999 of the Code (the “Excise Tax”), then, after taking into account any reduction in the Total Payments provided by reason of Section 280G of the Code in such other plan, arrangement or agreement, Executive’s remaining Total Payments shall be reduced to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax, but only if (i) the net amount of such Total
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Payments, as so reduced (and after subtracting the net amount of federal, state and local income taxes applicable to such reduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such reduced Total Payments) is greater than or equal to (ii) the net amount of such Total Payments without such reduction (but after subtracting the net amount of federal, state and local income taxes on such Total Payments and the amount of Excise Tax to which Executive would be subject in respect of such unreduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such unreduced Total Payments).
(b)For purposes of determining whether and the extent to which the Total Payments will be subject to the Excise Tax, (i) no portion of the Total Payments, the receipt or retention of which Executive has waived at such time and in such manner so as not to constitute a “payment” within the meaning of Section 280G(b) of the Code, will be taken into account; (ii) no portion of the Total Payments will be taken into account which, in the written opinion of an independent, nationally recognized accounting firm (the “Independent Advisors”) selected by the Company, does not constitute a “parachute payment” within the meaning of Section 280G(b)(2) of the Code (including by reason of Section 280G(b)(4)(A) of the Code) and, in calculating the Excise Tax, no portion of such Total Payments will be taken into account which, in the opinion of Independent Advisors, constitutes reasonable compensation for services actually rendered, within the meaning of Section 280G(b)(4)(B) of the Code, in excess of the “base amount” (as defined in Section 280G(b)(3) of the Code) allocable to such reasonable compensation; and (iii) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Independent Advisors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. For the avoidance of doubt, nothing herein shall preclude Executive from presenting to the Company any calculations, analyses or other materials prepared by an advisor selected and engaged by Executive (at Executive’s sole expense) with respect to the calculations under this Section 11, and if so presented, the Company shall consider such calculations, analyses and materials in good faith.
12.Clawback Policy. Executive acknowledges and agrees that any and all amounts payable under this Agreement shall be subject to any written compensation recovery or written clawback policy of the Company in effect on the Effective Date or as may be adopted or maintained by the Company following the Effective Date, including any such written policy adopted or maintained pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder.
13.Successors. This Agreement is personal to Executive and, without the prior written consent of the Company, shall not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.
14.Notice. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered either personally, by e-mail transmission, by reputable overnight courier or by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:
If to Executive:
At Executive’s last known address and/or e-mail address evidenced on the Company’s records.

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If to the Company:
Lineage, Inc.
1 Park Plaza, Suite 550
Irvine, California 92614
Attn: Chairman of the Board of Directors
e-mail: adam@bay-grove.com
Attn: General Counsel
e-mail: nmatsler@onelineage.com

or to such other address as any party may have furnished to the other in writing in accordance with this Agreement, except that notices of change of address shall be effective only upon receipt.
15.Section 409A.
(a)To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulations or other such guidance that may be issued after the Effective Date (collectively, “Section 409A”). Notwithstanding any provision of this Agreement to the contrary, in the event that following the Effective Date, the Company determines that any compensation or benefits payable under this Agreement may be subject to Section 409A, the Company may adopt such amendments to this Agreement or adopt other policies or procedures (including amendments, policies and procedures with retroactive effect), or take any other actions that the Company determines are necessary or appropriate to preserve the intended tax treatment of the compensation and benefits payable hereunder, including without limitation actions intended to (i) exempt the compensation and benefits payable under this Agreement from Section 409A, and/or (ii) comply with the requirements of Section 409A, provided, however, that any change to the material terms of this Agreement shall remain subject to Executive’s written consent and that this Section 15 does not, and shall not be construed so as to, create any obligation on the part of the Company to adopt any such amendments, policies or procedures or to take any other such actions or to create any liability on the part of the Company for any failure to do so. Executive shall be solely liable for any taxes imposed on him under or by operation of Section 409A.
(b)Any right to a series of installment payments pursuant to this Agreement is to be treated as a right to a series of separate payments.
(c)Notwithstanding anything to the contrary in this Agreement, no compensation or benefits, including without limitation any severance payments under Section 7 hereof, shall be paid to Executive during the six (6)-month period following Executive’s Separation from Service if the Company determines that paying such amounts at the time or times indicated in this Agreement would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of such six (6)-month period (or such earlier date upon which such amount can be paid under Section 409A of the Code without resulting in a prohibited distribution, including as a result of Executive’s death), the Company shall pay Executive a lump-sum amount equal to the cumulative amount that would have otherwise been payable to Executive during such period (without interest).
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(d)To the extent that any payments or reimbursements provided to Executive under this Agreement are deemed to constitute compensation to which Treasury Regulation Section 1.409A-3(i)(1)(iv) would apply, such amounts shall be paid or reimbursed to Executive reasonably promptly, but not later than December 31 of the year following the year in which the expense was incurred. The amount of any such payments eligible for reimbursement in one year shall not affect the payments or expenses that are eligible for payment or reimbursement in any other taxable year, and Executive’s right to such payments or reimbursement shall not be subject to liquidation or exchange for any other benefit. Executive acknowledges and agrees that it is Executive’s sole responsibility to timely substantiate any such expenses in order to ensure timely payment in accordance with the foregoing and the applicable requirements of Section 409A.
16.Withholding. All payments hereunder will be subject to any required withholding of federal, state and local taxes pursuant to any applicable law or regulation and the Company shall be entitled to withhold any and all such taxes from amounts payable hereunder.
17.Amendment; Waiver; Survival. No provisions of this Agreement may be amended, modified, or waived unless agreed to in writing and signed by Executive and by a duly authorized officer of the Company. No waiver by either party of any breach by the other party of any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. The respective rights and obligations of the parties under this Agreement shall survive Executive’s termination of employment and the termination of this Agreement to the extent necessary for the intended preservation of such rights and obligations.
18.Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Michigan without regard to its conflicts of law principles.
19.Validity. The invalidity or unenforceability of any provision or provisions of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, which will remain in full force and effect.
20.Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.
21.Section Headings. The section headings in this Agreement are for convenience of reference only, and they form no part of this Agreement and will not affect its interpretation.
22.Entire Agreement. This Agreement (together with any applicable equity award agreements between Executive and the Company or its affiliates), sets forth the final and entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by the Company and Executive, or any representative of the Company or Executive, with respect to the subject matter hereof (including, without limitation, the Prior Employment Agreement).
23.Further Assurances. The parties hereby agree, without further consideration, to execute and deliver such other instruments and to take such other action as may reasonably be required to effectuate the terms and provisions of this Agreement.
[Signature Page Follows]
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Executive hereby represents and warrants to the Company that (a) Executive is entering into this Agreement voluntarily and that the performance of Executive’s obligations hereunder will not violate any agreement between Executive and any other person, firm, organization or other entity, and (b) Executive is not bound by the terms of any agreement with any previous employer or other party to refrain from competing, directly or indirectly, with the business of such previous employer or other party that would be violated by Executive’s entering into this Agreement and/or providing services to the Company pursuant to the terms of this Agreement.
IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
“REIT”

Lineage, Inc.

By: /s/ Adam Forste
Name: Adam Forste
Its: Co-Executive Chairman

“EMPLOYER”

Lineage Logistics Services, LLC

By: LLH Topco Holdings TRS, LLC
Its: Sole Member

By: Lineage Logistics Holdings, LLC
Its: Manager

By: Lineage OP, LLC
Its: Managing Member

By: Lineage, Inc.
Its: Managing Member

By: /s/ Adam Forste
Name: Adam Forste
Title: Co-Executive Chairman

[Signature Page to Second Amended and Restated Employment Agreement]

“LLH”

Lineage Logistics Holdings, LLC

By: Lineage OP, LP
Its: Managing Member

By: Lineage, Inc.
Its: Managing Member

By: /s/ Adam Forste
Name: Adam Forste
Its: Co-Executive Chairman

“EXECUTIVE”

/s/ W. Gregory Lehmkuhl
Name: W. Gregory Lehmkuhl

[Signature Page to Second Amended and Restated Employment Agreement]

Exhibit A

General Release

For valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of Lineage, Inc. (the “REIT”), Lineage Logistics Services, LLC (the “Employer”, together with the REIT, the “Company”), Lineage OP, LP and their respective partners, subsidiaries, associates, affiliates, successors, heirs, assigns, agents, directors, officers, employees, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof.
The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or termination of employment of the undersigned by the Releasees, or any of them; any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on Releasees’ right to terminate the employment of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination In Employment Act (“ADEA”), the Americans With Disabilities Act, the Equal Pay Act, the Fair Labor Standards Act, the Fair Credit Reporting Act, the Older Workers Benefit Protection Act (“OWBPA”), the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, the Sarbanes-Oxley Act of 2002, the Michigan Elliot-Larsen Civil Rights Act, the Michigan Persons With Disabilities Civil Rights Act, the Michigan Paid Medical Leave Act, and the Michigan Payment of Wages and Fringe Benefits Act, as each may have been amended from time to time, and any other applicable federal, state or local law, including any order, statute, regulation, constitution, ordinance, and common law. Notwithstanding the foregoing, this general release (the “Release”) shall not operate to release any rights or claims of the undersigned (i) to payments or benefits under Section 7 of that certain Second Amended and Restated Employment Agreement, dated as of __________, 2025, by and between the undersigned and the Company (the “Employment Agreement”), which payments and benefits (among other good and valuable consideration) are provided in exchange for this Release, (ii) to any Claims for indemnification arising under any applicable indemnification obligation of the Company (including Section 10 of the Employment Agreement), (iii) to report to, provide information to, cooperate in any investigation or other proceeding conducted by, or receive a whistleblower award from the Securities and Exchange Commission, the Commodity Futures Trading Commission, the Department of Justice, or any other federal, state or local governmental or regulatory body or official; (iv) file a charge of discrimination with the Equal Employment Opportunity Commission or analogous state or local governmental agency (the “EEOC”); provided, however, Executive releases Executive’s right to receive damages or other relief awarded in any such proceeding by or before the EEOC; (v) to any Claims for unemployment benefits or workers’ compensation benefits or which cannot be waived by an employee under applicable law, or (vi) to any Claims the undersigned may have solely in the undersigned’s capacity as a equityholder of the Company.
THE UNDERSIGNED ACKNOWLEDGES THAT THE UNDERSIGNED HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASING PARTY.”
THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS THE UNDERSIGNED MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.
IN ACCORDANCE WITH THE OWBPA, THE UNDERSIGNED IS HEREBY ADVISED AS FOLLOWS:
A.THE UNDERSIGNED IS HEREBY ADVISED TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE;
B.THE UNDERSIGNED HAS AT LEAST [TWENTY-ONE (21)]1 DAYS TO CONSIDER THIS RELEASE BEFORE SIGNING IT. IF THE UNDERSIGNED SIGNS THIS RELEASE PRIOR TO THE EXPIRATION OF THE [TWENTY-ONE (21)] DAY PERIOD, THE UNDERSIGNED WAIVES THE REMAINDER OF THAT PERIOD. UNDERSIGNED WAIVES THE RESTARTING OF THE [TWENTY-ONE (21)] DAY PERIOD IN THE EVENT OF ANY MODIFICATION OF THIS RELEASE, WHETHER OR NOT MATERIAL; AND
C.THE UNDERSIGNED HAS SEVEN (7) DAYS AFTER SIGNING THIS RELEASE TO REVOKE THIS RELEASE, AND, PROVIDED THE UNDERSIGNED DOES NOT SO REVOKE THIS RELEASE, THIS RELEASE WILL BECOME EFFECTIVE UPON THE EIGHTH (8TH) DAY AFTER THE UNDERSIGNED EXECUTES THIS RELEASE.
If the undersigned wishes to revoke this Release, the undersigned must deliver written notice (which may be by email), stating the undersigned’s intent to revoke to [______], at
1 If at least one other termination is contemplated at the time of the undersigned’s termination, this may need to be increased to 45 days and additional disclosure under the OWBPA may be needed.

[_______], on or before 11:59 p.m. (Central time) on the seventh (7th) day after the date on which the undersigned signs this Release. The undersigned acknowledges that if the undersigned fails to timely execute and deliver the Release to the Company or timely revokes this Release, the undersigned will not receive any payments or benefits pursuant to Section 7(b) or (c) of the Employment Agreement.
The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which the undersigned may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer.  It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.
The undersigned agrees that if the undersigned hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then the undersigned agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim; provided, nothing herein shall restrict the undersigned from challenging the knowing and voluntary nature of this Release under the ADEA before a court of competent jurisdiction or the EEOC; provided, further, nothing herein shall limit such court’s or the EEOC’s ability to offset any compensation awarded to the undersigned upon such a challenge by the amount of consideration received under Section 7(b) or (c) of the Employment Agreement.
The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.
IN WITNESS WHEREOF, the undersigned has executed this Release this ____ day of ___________________ 20__.

___________________________
W. Gregory Lehmkuhl